DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
                 2101 L STREET, N.W., WASHINGTON, DC 20037-1526
                    Tel (202) 785-9700 -- Fax (202) 887-0689



                                February 7, 1997



DT Industries, Inc.
Corporate Centre, Suite 2-300
1949 E. Sunshine
Springfield, MO  65804

Re:  DT Industries, Inc. 1996 Long-Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to DT Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 600,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable pursuant to the terms of the Company's 1996 Long-Term Incentive Plan (the "Plan"). The Common Stock represents authorized and unissued shares of the Company's common stock.

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

     On the basis of the foregoing, we are of the opinion that:

     (i) the Company has taken all necessary corporate action to authorize the issuance of the Common Stock;

     (ii) the shares of Common Stock to be issued pursuant to the Plan are validly authorized and when issued and delivered in accordance with the terms of the Plan, the shares of Common Stock so issued will be validly issued, fully paid and non-assessable.

DT Industries, Inc.
February 7, 1997
Page 2


No opinion is expressed herein as to the laws of any jurisdiction other than the federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

     Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The  foregoing   opinion  is  delivered  to  you  in  connection  with  the
Registration Statement, and may not be relied upon by any other person or for any other purpose.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Dickstein Shapiro Morin & Oshinsky LLP